File No. 33-23180

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM N-lA

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Pre-Effective Amendment No. 1

                    Post-Effective Amendment No.

                                  and

  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                           Amendment No. 1


                     THE EVERGREEN MUNICIPAL TRUST
          (Exact name of Registrant as specified in Charter)

                         550 Mamaroneck Avenue
                       Harrison, New York 10528
                (Address of Principal Executive Office)

         Registrant's Telephone Number, including Area Code:
                            (914) 698-5711

                        JOSEPH J. MCBRIEN, Esg.
                         550 Mamaroneck Avenue
                       Harrison, New York 10528
                (Name and Address of Agent for Service)

                              Copies to:
                       Stanley J. Friedman, Esg.
                 Shereff, Friedman, Hoffman & Goodman
                           919 Third Avenue
                       New York, New York  10022

Approximate date of proposed public offering: As soon as practicable after this Registration Statement becomes effective.


Registrant has elected to register an indefinite number of shares of beneficial interest, par value $.0001 per share, pursuant to Rule 24f-2 under the Investment Company Act of 1940. The registration fee of $500.00 was paid with the filing of the Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which Specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as theCommission, acting pursuant to Section 8(a), may determine.